Exhibit 99.1

PRELIMINARY PROXY

BIG ROCK PARTNERS ACQUISITION CORP.

2645 N. Federal Highway, Suite 230

Delray Beach, FL 33483

Tel. (310) 734-2300

ANNUAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING TO BE HELD ON

[●], 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement / Consent Solicitation Statement / Prospectus in connection with the annual meeting to be held at [●] EST on [●], 2021, via live audio webcast located at https://www.                 .com/, and hereby appoints Richard Ackerman and Bennett Kim, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of Big Rock Partners Acquisition Corp. (“BRPA”) registered in the name provided, which the undersigned is entitled to vote at the annual meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL), “FOR” EACH OF PROPOSALS 2A – 2F (THE CHARTER PROPOSALS), “FOR” PROPOSAL 3 (THE BYLAWS PROPOSAL), “FOR” EACH OF PROPOSALS 4A – 4C (THE NASDAQ PROPOSALS), “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 5 (THE DIRECTOR PROPOSAL), “FOR” PROPOSAL 6 (THE PLAN PROPOSAL) AND “FOR” PROPOSAL 7 (THE ADJOURNMENT PROPOSAL), IF SUBMITTED TO OUR STOCKHOLDERS.

THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL, CHARTER PROPOSALS, NASDAQ PROPOSALS, AND THE PLAN PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE BUSINESS COMBINATION.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

PROXY

1.	To approve and adopt the Merger Agreement, and the transactions contemplated therein, including the merger of Big Rock Merger Corp. with and into NeuroRx, Inc.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

To approve amendments to BRPA’s current amended and restated certificate of incorporation, which amendments will be effective following the consummation of the business combination and will be embodied in a second amended and restated certificate of incorporation of BRPA (the “Proposed Charter”) to:

2A.	Change the name of BRPA from “Big Rock Partners Acquisition Corp.” to “NRX Pharmaceuticals, Inc.”	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2B.	Increase the number of authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2C.	Increase the authorized shares of preferred stock from 1,000,000 to 50,000,000.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2D	Require an affirmative vote of holders of at least two-thirds (66 2/3%) of the voting power of all of the then outstanding shares of voting stock of NRX Pharmaceuticals following the consummation of the business combination, voting together as a single class, to amend, alter, repeal or rescind certain provisions of the Proposed Charter relating to the authorization and issuance of preferred stock, the board of directors, stockholder actions, liability of directors, indemnification of directors and officers, forum selection and amendments to the Proposed Charter.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2E	Provide for the removal of directors with cause only by stockholders voting at least three-quarters (75%) of the voting power of all of the then outstanding shares of voting stock of NRX Pharmaceuticals entitled to vote at an election of directors.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2F	Remove the various provisions applicable only to special purpose acquisition companies.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	To approve amendments to BRPA’s amended and restated bylaws.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

To approve separate proposals, as required by the rules of the Nasdaq Stock Market, to:

4A.	Approve the issuance of an aggregate of 75,200,000 shares of Common Stock to the securityholders of NeuroRx and to EBC in the Transactions.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4B.	Approve the issuance of Common Stock to the securityholders of NeuroRx resulting in a change of control of BRPA.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4C.	Approve the issuance of an aggregate of 1,000,000 shares of Common Stock to the Investors in the PIPE.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5.	To elect six (6) directors to the board of directors of BRPA to serve following the consummation of the Transactions:

Class I (to serve until the 2022 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):
	Chaim Hurvitz	FOR	WITHHOLD
	Daniel Troy	[ ]	[ ]
		[ ]	[ ]

Class II (to serve until the 2023 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):
	Sherry Glied	FOR	WITHHOLD
	Aaron Gorovitz	[ ]	[ ]
		[ ]	[ ]

Class III (to serve until the 2024 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):
	Patrick Flynn	FOR	WITHHOLD
	Jonathan Javitt	[ ]	[ ]
		[ ]	[ ]

6.	To approve the 2021 Long-Term Incentive Equity Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

7.	To adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals or if BRPA and NeuroRx mutually determine that the Merger cannot be consummated for any reason.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: 2021

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.